Exhibit 99.1

Vishay Intertechnology Reports First Quarter 2026 Results

Malvern, PA, May 13, 2026 – Vishay Intertechnology, Inc., (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive electronic components, today announced results for the fiscal first quarter ended April 4, 2026.

Highlights
•	1Q 2026 revenues of $839.2 million
•	Gross margin was 21.0%
•	1Q 2026 GAAP EPS of $0.05
•	1Q 2026 book-to-bill of 1.34 with book-to-bill of 1.47 for semiconductors and 1.23 for passive components
•	Backlog at quarter end was 5.7 months

“Vishay’s first quarter financial results demonstrate that the Vishay 3.0 strategy is working.  As a result of the investments we made to expand capacity of high-growth, high-margin products, Vishay is reliably scaling with our customers. Our top priority going forward is to increase backlog turns to ensure we maintain competitive lead times as consumption accelerates.  Execution of this priority will enable Vishay to participate fully in the market upcycle and grow revenue faster than our end markets, expand margins and enhance returns,” said Joel Smejkal, president and CEO.

2Q 2026 Outlook
For the second quarter of 2026, management expects revenues in the range of $875 million and $905 million and a gross profit margin in the range of 22.0% +/- 50 basis points.

Conference Call
A conference call to discuss Vishay’s first quarter financial results is scheduled for Wednesday, May 13, 2026, at 9:00 a.m. ET. To participate in the live conference call, please pre-register here. Upon registering, you will be emailed a dial-in number, and unique PIN.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call available on the Investor Relations website approximately one hour following the call and will remain available for 30 days.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and healthcare markets. Serving customers worldwide, Vishay is The DNA of tech®. Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); and EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as free cash, EBITDA, and EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP.  The calculation of these measures are indicated on the accompanying reconciliation schedules and are more fully described in the Company’s financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including forecasted revenues and margins, return on capital investment, capacity expansion, product lead times, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words and expressions such as “will,” “expect,” “going forward” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; volatility in prices for metals and materials; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech® is a trademark of Vishay Intertechnology.

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Executive Vice President, Corporate Development
+1-610-644-1300

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	April 4, 2026	December 31, 2025	March 29, 2025

Net revenues	$839,242	$800,922	$715,236
Costs of products sold	662,630	644,135	579,682
Gross profit	176,612	156,787	135,554
Gross margin	21.0%	19.6%	19.0%

Selling, general, and administrative expenses	154,488	141,999	134,739
Operating income	22,124	14,788	815
Operating margin	2.6%	1.8%	0.1%

Other income (expense):
Interest expense	(9,973)	(9,748)	(8,790)
Other	701	537	3,747
Total other income (expense) - net	(9,272)	(9,211)	(5,043)

Income (loss) before taxes	12,852	5,577	(4,228)

Income tax expense (benefit)	5,688	4,591	(136)

Net earnings (loss)	$7,164	$986	$(4,092)

Basic earnings (loss) per share	$0.05	$0.01	$(0.03)

Diluted earnings (loss) per share	$0.05	$0.01	$(0.03)

Weighted average shares outstanding - basic	136,045	135,727	135,799

Weighted average shares outstanding - diluted	137,471	136,730	135,799

Cash dividends per share	$0.10	$0.10	$0.10

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(Unaudited - In thousands)

	April 4, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$479,357	$514,966
Short-term investments	191	265
Accounts receivable, net	369,222	381,802
Inventories:
Finished goods	182,179	182,444
Work in process	347,994	331,347
Raw materials	260,611	245,412
Total inventories	790,784	759,203

Prepaid expenses and other current assets	237,429	231,004
Total current assets	1,876,983	1,887,240

Property and equipment, at cost:
Land	86,093	86,399
Buildings and improvements	836,309	839,856
Machinery and equipment	3,503,626	3,477,884
Construction in progress	509,318	464,475
Allowance for depreciation	(3,215,047)	(3,195,455)
	1,720,299	1,673,159

Right of use assets	116,526	119,746
Deferred income taxes	182,693	183,016
Goodwill	180,224	180,390
Other intangible assets, net	74,396	78,487
Other assets	111,434	112,122
Total assets	$4,262,555	$4,234,160

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(Unaudited - In thousands)

	April 4, 2026	December 31, 2025
Liabilities and equity
Current liabilities:
Trade accounts payable	$238,954	$214,984
Payroll and related expenses	166,690	164,114
Lease liabilities	26,166	26,546
Other accrued expenses	269,049	300,031
Income taxes	11,376	14,751
Total current liabilities	712,235	720,426

Long-term debt less current portion	983,090	950,893
Deferred income taxes	97,717	96,818
Long-term lease liabilities	92,458	95,799
Other liabilities	131,702	109,228
Accrued pension and other postretirement costs	169,488	172,723
Total liabilities	2,186,690	2,145,887

Equity:
Common stock	12,402	12,351
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,109,461	1,101,086
Retained earnings	885,771	892,232
Accumulated other comprehensive income	67,021	81,394
Total equity	2,075,865	2,088,273
Total liabilities and equity	$4,262,555	$4,234,160

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Three fiscal months ended
	April 4, 2026	March 29, 2025
Operating activities
Net earnings (loss)	$7,164	$(4,092)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	58,211	53,773
(Gain) loss on disposal of property and equipment	(41)	189
Inventory write-offs for obsolescence	11,065	9,030
Deferred income taxes	541	1,573
Stock compensation expense	12,273	6,051
Other	(1,476)	(1,380)
Changes in operating assets and liabilities	(24,068)	(49,046)
Net cash provided by operating activities	63,669	16,098

Investing activities
Capital expenditures	(110,661)	(61,569)
Proceeds from sale of property and equipment	66	279
Purchase of short-term investments	(126)	(21,899)
Maturity of short-term investments	198	27,832
Other investing activities	396	(661)
Net cash used in investing activities	(110,127)	(56,018)

Financing activities
Net proceeds on revolving credit facility	31,000	82,000
Dividends paid to common stockholders	(12,401)	(12,352)
Dividends paid to Class B common stockholders	(1,210)	(1,210)
Repurchase of common stock	-	(12,538)
Cash withholding taxes paid when shares withheld for vested equity awards	(3,861)	(3,893)
Net cash provided by financing activities	13,528	52,007
Effect of exchange rate changes on cash and cash equivalents	(2,679)	7,029

Net increase (decrease) in cash and cash equivalents	(35,609)	19,116

Cash and cash equivalents at beginning of period	514,966	590,286
Cash and cash equivalents at end of period	$479,357	$609,402

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended
	April 4, 2026	December 31, 2025	March 29, 2025
Net cash provided by operating activities	$63,669	$149,362	$16,098
Proceeds from sale of property and equipment	66	308	279
Less: Capital expenditures	(110,661)	(94,802)	(61,569)
Free cash	$(46,926)	$54,868	$(45,192)

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended
	April 4, 2026	December 31, 2025	March 29, 2025

Net earnings (loss)	$7,164	$986	$(4,092)

Interest expense	$9,973	$9,748	$8,790
Interest income	(3,038)	(2,753)	(3,877)
Income taxes	5,688	4,591	(136)
Depreciation and amortization	58,211	57,702	53,773
EBITDA	$77,998	$70,274	$54,458

EBITDA margin**	9.3%	8.8%	7.6%

** EBITDA as a percentage of net revenues